UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 15, 2003

                                 MangoSoft, Inc.
                                 ---------------
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                       0-30781                 87-0543565
           ------                       -------                 ----------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


              12 Pine Street Extension, Nashua, New Hampshire 03060
              -----------------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (888) 886-2646

Item 5.  Other Events and Regulation FD Disclosure.

     On May 15, 2003, Oracle International Corporation ("Oracle") filed a complaint (the "Complaint") in the United States District Court for the Northern District of California against Mangosoft, Inc. ("the Company"), Mangosoft Corporation and Built Right Networks LLC (collectively with the Company, the "Defendants"). The Complaint alleges, among other things, that various software and/or systems manufactured, used and sold by the Defendants, including the MangomindTM product and related services, infringe a patent held by Oracle. The Mangomind product and related services currently account for a significant portion of the Company's revenues. The Complaint seeks unspecified monetary damages and injunctive relief and awards for interest, costs and attorneys' fees.

     As previously reported, on November 22, 2002, the Company filed a complaint in the United States District Court for the District of New Hampshire against Oracle for infringement of two patents held by the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MANGOSOFT, INC.


                                       By: /s/ Dale Vincent
                                           ---------------------------
                                           Dale Vincent
                                           Chief Executive Officer

June 2, 2003